UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 28, 2009

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2009, the Federal Home Loan Bank of Atlanta (the "Bank") declared elected the following individuals in the Bank's 2009 election of directors:

  W. Russell Carothers II was elected to fill the member directorship the Federal Housing Finance Agency (the "Finance Agency") designated for the state of Alabama; and
  J. Thomas Johnson was elected to fill the member directorship the Finance Agency designated for the state of South Carolina (together with Mr. Carothers, the "Member Directors");
  Robert L. Strickland was elected to fill a public interest independent directorship; and
  William C. Handorf was elected to fill a non-public interest independent directorship (together with Mr. Strickland, the "Independent Directors").

Each of the elected directors is an incumbent director. Mr. Carothers and Mr. Strickland will begin serving their four-year terms on January 1, 2010. Mr. Johnson and Mr. Handorf will begin serving their two-year terms on January 1, 2010. The Bank has not yet determined on which committees each of the foregoing directors will serve beginning in 2010. The Bank conducted the director elections in accordance with the provisions of the Federal Home Loan Bank Act (the "Act") and the rules and regulations of the Finance Agency.

The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Act and Finance Agency regulations, the Bank also issues consolidated obligations through the Office of Finance, maintains a portfolio of short-term and long-term investments, enters into derivative transactions, and provides certain cash management and other services; in each case, with members, housing associates or other third parties of which directors may serve as officers or directors. All such transactions are made in the ordinary course of the Bank's business and are subject to the same Bank policies as transactions with the Bank's members, housing associates and third parties generally. Pursuant to Finance Agency regulation, the Bank's member directors, including the Member Directors, serve as officers or directors of a Bank member. Mr. Strickland is the executive director of a housing associate.

The Bank expects to compensate the Member Directors and the Independent Directors in accordance with the Bank's Directors' Compensation Policy. They also will be entitled to participate in the Bank's Non-qualified Deferred Compensation Plan, under which each Bank director has the opportunity to defer all or a portion of the amount of his compensation. The form and amount of any compensation to all directors, including the Member Directors and the Independent Directors, is subject to approval by the board of directors of the Bank and subject to the Federal Home Loan Bank Act and Federal Housing Finance Agency regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: November 3, 2009	By: /s/ Jill Spencer
Jill Spencer
Executive Vice President, General Counsel, Chief Strategy Officer and Corporate Secretary